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                                                                  Exhibit 99.14b

                         INDEPENDENT AUDITORS' CONSENT


To the Shareholders and Board of Directors of Smith Barney Special Equities Fund:

We consent to the references to our firm, with respect to the Smith Barney Special Equities Fund, under the headings "Financial Statements" and "Representation and Warranties" in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 for Salomon Brothers Series Funds Inc.


                                                       KPMG LLP


New York, New York
February 2, 1999